SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     In consideration of Inergy GP, LLC, a Delaware limited liability company (the "Company") providing to me the consideration described in this Separation Agreement and Release (this "Agreement"),

     I, DEAN WATSON, agree to the following:

Termination of Employment
-------------------------

     1. I understand and acknowledge that my employment with the Company will terminate effective as of the end of the business day on August 27, 2005.

Consideration; Vesting of Options
---------------------------------

     2. I acknowledge that in exchange for my commitments set forth in paragraphs 4 through 12 of this Agreement, the Company will pay me the gross sum of $500,000, less appropriate payroll deductions. Such sum will be paid to me on September 15, 2005. I understand that the amount payable under this paragraph is in lieu of any bonuses or other amounts that would otherwise be payable to me if I were employed by the Company on September 30, 2005, including the performance and subordination bonuses described in Section 4 of the Employment Agreement, dated August 30, 2002, between the Company and me (the "Original Employment Agreement").

          a. I understand and acknowledge that I am entitled to the above consideration only as a result of my execution of this Agreement and not otherwise.

          b. I understand that no amounts will be made by the Company to me under the Original Employment Agreement, including those payments contemplated by Sections 4 and 12 of the Original Employment Agreement.

          c. I understand and acknowledge that all employee benefits paid to me or on my behalf will terminate as of the end of the business day on August 27, 2005.

     3. I understand that although I will not be employed on August 28, 2005, the Company will consider my Option (as defined in the Unit Option Agreement, dated August 28, 2002, between the Company and me) to be 60% vested and that I may exercise the Option in accordance with the terms of Section 6(iv) of the Unit Option Agreement (regardless of whether Section 6(iv) would have been available to me otherwise), but that all other terms and conditions contained in the Unit Option Agreement are otherwise in full force and effect.

Release of All Claims
---------------------

     4. I hereby release the Company and all of its parents, subsidiaries, joint ventures, affiliates (as such term in defined in Rule 405 of the Securities Act of 1933, as amended), assigns and successors, and all of its past, present and future officers, directors, members, managers, agents, employees, representatives, insurers and attorneys (collectively, the "Released Parties") from all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have, whether known to me or not.

Release of All Employment Law Claims
------------------------------------

     5. I understand and agree that I am releasing the Released Parties from all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have under any express or implied contract (including the Original Employment Agreement), or any city ordinance or state, federal or common law meant to protect workers in their employment relationships (including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Missouri Human Rights Act, the Americans with Disabilities Act, the Equal Pay Act, 42 U.S.C. ss.ss. 1981, 1983 and 1985, 18 U.S.C. ss. 1514A, the
Family and Medical Leave Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Missouri Service Letter statute, the Labor Management Relations Act and workers' compensation laws) and under which I may have rights and claims, whether known to me or not, arising, directly or indirectly out of my employment by the Company or any Released Party or the termination of my employment with the Company or any Released Party.

Release of Any Age Discrimination Claims
----------------------------------------

     6. I understand and agree that I am releasing the Released Parties from all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have, under the Age Discrimination in Employment Act, the Missouri Human Rights Act, and any other federal, state or local laws prohibiting age discrimination in employment, whether known to me or not, past or present, suspected or unsuspected, arising, directly or indirectly out of my employment by the Company or any Released Party or the termination of my employment with the Company or any Released Party or any statements or actions of any Released Party.

Return of All Company Property
------------------------------

     7. I agree to return, on or before August 31, 2005, all property (including, but not limited to, all keys, tools, credit cards, computer equipment and Company files and documents and all copies thereof) of the Company or any of its affiliates that is in my possession or under my control.

Cooperation
-----------

     8. I agree to cooperate with the Company and its legal counsel in any litigation or disputes in which the Company or any Released Party is, or may become, involved, including but not limited to providing information I may have concerning any such dispute and appearing as a witness for the Company or any Released Party.

Confidentiality
---------------

     9. I acknowledge that during the course of my employment with the Company I had access to and knowledge of certain information and data that the Company or any of its affiliates considers confidential and that the release of such information or data to any unauthorized person

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

or entity would be extremely detrimental to the Company. As a consequence, I hereby agree and acknowledge that I owe a continuing duty to the Company not to disclose, and agree that, without the prior written consent of the Company, I will not communicate, publish or disclose, to any person or entity anywhere or use (for my own benefit or the benefit of others) any Confidential Information (as defined below) for any purpose. I will not permit any Confidential Information to be read, duplicated or copied. On or before August 31, 2005, I will return to the Company all originals and copies of documents and other materials, whether in printed or electronic format or otherwise, containing or derived from Confidential Information in my possession or under my control and will not retain any copies thereof. The term "Confidential Information" means any information or data used by or belonging or relating to the Company or any of its affiliates, or any party to whom the Company owes a duty of confidentiality that is not known generally to the industry in which the Company or any of its affiliates, or any party to whom the Company owes a duty of confidentiality, is or may be engaged, including all trade secrets, proprietary data and information relating to the Company's or any of its affiliates', or any party to whom the Company owes a duty of confidentiality past, present or future business and products, price lists, customer lists, acquisition candidates and criteria relating to potential acquisition candidates, processes, procedures or standards, know-how, manuals, hardware, software, source code, business strategies, records, marketing plans, drawings, technical information, specifications, designs, patent information, financial information, whether or not reduced to writing, or information or data that the Company or any of its affiliates or any party to whom the Company owes a duty of confidentiality advised or advises me should be treated as confidential information.

Non-Disparagement
-----------------

     10. I warrant I will not make any disparaging comment in any format, whether written, electronic or oral, to any customer, vendor, employee, the media, or any other person or entity regarding the Company or any of the Released Parties that relates to the Company's or any of the Released Parties' respective businesses or related activities or my relationship with the Company or any of its affiliates.

Covenant Not to Compete
-----------------------

     11. I acknowledge that during my employment with the Company I, at the expense of the Company, had access to the intellectual property, trade secrets and Confidential Information of the Company or any of its affiliates. Therefore, in consideration of the payments made hereunder, and to further protect the intellectual property, trade secrets and Confidential Information of the Company or any of its affiliates, I agree that for a period of two years, commencing on August 28, 2005 and continuing until August 27, 2007, I will not, directly or indirectly, without the express written consent of the Company:

          a. own, manage, operate, control or participate in the ownership, management, operation or control of, or have any interest, financial or otherwise, in or act as an officer, director, partner, manager, member, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist, any person or entity with revenues generated substantially from a business that (i) trades, markets, sells, distributes, transports or stores propane gas (at retail or wholesale) so long as the activities



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

     to which I am engaged do not relate to the trading, marketing, selling, distribution, transporting or storage of propane gas (at retail or wholesale) (e.g . I cannot be employed by Ferrellgas, however, I can be employed by Koch Industries, as long as I am not engaged in activities related to trading, marketing, selling, distribution, transporting or storage of propane gas) or (ii) is located west of the Continental Divide and engages in operations similar to the operations of Inergy Propane, LLC at its west coast NGL business (which includes natural gas processing, NGL fractionation, NGL rail and truck terminals, bulk storage, trucking and marketing operations); provided, however, that I may act as a consultant to any person or entity that engages in the activities described in clauses
     (i) or (ii) so long as the activities for which I am engaged as a consultant do not relate, directly or indirectly, to such described activities;

          b. divert or attempt to divert clients or customers (whether or not such persons have done business with the Company or any of its affiliates once or more than once) or accounts of the Company or any of its affiliates; or

          c. entice or induce or in any manner influence any person who is or becomes in the employ or service of the Company or any of its affiliates to leave such employ or service for the purpose of engaging in a business that may be in competition with any business now or at any time during the period hereof engaged in by the Company or any of its affiliates.

However, I understand that I may own up to 5% of the outstanding equity securities in any corporation or entity (including units in a master limited partnership) that is listed upon a national stock exchange or actively traded in the over-the-counter market.

Non-Admission of Liability
--------------------------

     12. I understand that the Released Parties deny that I have any legally cognizable claims against them but that the Released Parties desire to amicably settle all disputes they may have with me. I further understand and agree that neither this Agreement nor any action taken hereunder is to be construed as an admission by the Released Parties of violation of any local, state, federal, or common law - in fact, I understand that the Released Parties expressly deny any such violation.

Time to Consider this Separation Agreement and Release and 7-Day Revocation
Period
---------------------------------------------------------------------------

     13. I acknowledge that I have been given the option to consider this Agreement for up to 21 days before signing it. I further acknowledge that I have been advised to consult with an attorney prior to signing this Agreement.

     14. I understand that after signing this Agreement, I have seven days in which to consider it and, if desired, to revoke it by giving written notice of such revocation to the Company in care of Laura Ozenberger, Vice President - General Counsel, Two Brush Creek Blvd., Suite 200, Kansas City, Missouri 64112, fax number (816) 471-3854, prior to the expiration of the seven-day revocation period, but that upon such revocation, I shall forfeit all rights to all consideration otherwise to be provided to me under the terms of this Agreement. I also understand that this Agreement will not become effective or enforceable until the expiration of the seven-day revocation period.

Taxation
--------

     15. None of the Released Parties, including their attorneys, have made any express or implied representations to me with respect to the tax implications of any settlement payment made in this Agreement.

Missouri Law Applies; Missouri Courts to Hear
---------------------------------------------

     16. This Agreement is governed by the laws of the State of Missouri, without regard to its choice or conflict of law provisions. I hereby irrevocably and unconditionally submit to the jurisdiction of any court of the State of Missouri and any federal court located in the Western District of Missouri with respect to any proceeding relating to this Agreement. Further, I hereby irrevocably and unconditionally waive any objection or defense that I may have based on improper venue or forum non conveniens to the conduct of any such proceeding in any such courts.

Use of Headings
---------------

     17. The headings in this Agreement have been inserted for convenience of reference only and do not in any way restrict or modify any of its terms or provisions.

Agreement May Not Be Modified
-----------------------------

     18. No provision of this Agreement may be waived, modified, altered or amended except upon the express written consent of the Released Parties and me.

Full Agreement
--------------

     19. This Agreement sets forth the entire terms of the agreement between the Company and me. I affirm that in making this agreement I am relying upon my own counsel and I am not relying upon any representations not set forth in this Agreement.

Potential Unenforceability of Any Provision
-------------------------------------------

     20. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against me, the provisions of this Agreement will be rendered void only to the extent that such judicial determination finds such provisions unenforceable, and such unenforceable provisions will automatically be reconstituted and become a part of this Agreement, effective as of the date of this Agreement, to the maximum extent in favor of the Company that is lawfully enforceable. A judicial determination that any provision of this Agreement is unenforceable will not render the entire Agreement unenforceable, but rather this Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

Waiver of Breach
----------------

     21. Failure of the Company to demand strict compliance with any of the terms, covenants or conditions of this Agreement will not be deemed a waiver of the term, covenant or condition, nor will any waiver or relinquishment by the Company of any right or power under this Agreement at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

Consult With an Attorney
------------------------

     22. I have been advised to consult with an attorney prior to signing this Agreement.

Specific Performance
--------------------

     23. I recognize that irreparable damage will result to the Company in the event of my breach or threatened breach of paragraphs 9, 10 or 11, and that the Company's remedies at law for any such breach or threatened breach will be inadequate. Therefore, the Company, in addition to any other remedies that may be available to it, will be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining me, and each and every person and entity acting in concert or participation with me, from the continuation of such breach and, in addition thereto, I will pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees sustained by the Company by reason of the breach or threatened breach of such covenants and assurances. My covenants and obligations set forth in paragraphs 9, 10 and 11 are in addition to and not in lieu of or exclusive of any other obligations and duties that I owe to the Company, whether express or implied in fact or in law (including those obligations and duties in the Original Employment Agreement that survive the termination of my employment by the Company).

Have Read, Understand and Have Voluntarily Signed Agreement
-----------------------------------------------------------

     24. I have read this Agreement, and I understand its contents. I have signed this Agreement voluntarily and knowingly.

Signed and Dated
----------------

     25. I have signed this Separation Agreement and Release on August 27, 2005.



                                           /s/ Dean Watson
                                           -----------------------
                                           DEAN WATSON


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